                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                              ___________________

                                   FORM 8-K

                                CURRENT REPORT
                      PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                  Date of Report:           January 28, 1998



                          SUNBELT NURSERY GROUP, INC.
            (Exact name of registrant as specified in its charter)

        Delaware                    1-9031                  75-1932993
(State of incorporation)        (Commission File         (I.R.S. Employer
                                    Number)             Identification No.)


          32382 Del Obispo Street, San Juan Capistrano,  CA     92675
            (Address of principal executive offices)          (Zip Code)

      Registrant's telephone number, including area code: (714) 248-3811
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Item 4. Changes in Registrant's Certifying Accountant.

(a)  Previous independent accountants

     (i) On January 28, 1998, Sunbelt Nursery Group, Inc. ("Sunbelt") was informed that Price Waterhouse LLP ("PW") declined to stand for re-election as Sunbelt's independent accountants.

     (ii) PW's reports on Sunbelt's financial statements for the year ended January 28, 1996, the five-month period ended June 30, 1996 and for the year ended June 29, 1997 contained no adverse opinion or a disclaimer of opinions, and were not qualified or modified as to uncertainty, audit scope or accounting principle except that PW's report on Sunbelt's financial statements for the year ended June 29, 1997 contained an explanatory paragraph regarding Sunbelt's ability to continue as a going concern.

     (iii) In connection with its audits for the year ended January 28, 1996, the five-month period ended June 30, 1996, the year ended June 29, 1997 and the subsequent interim period through January 28, 1998, there have been no disagreements between Sunbelt and PW on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PW, would have caused them to make reference to the subject matter of the disagreements in connection with their reports on financial statements for such periods.

     (iv) The Registrant has requested that PW furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated February 2, 1998, is filed as Exhibit 16 to this Form 8-K.

(b)  Current independent accountants

     (i) Effective January 29, 1998, Sunbelt engaged Grant Thornton LLP as its principal accountants. During the last two fiscal years and the subsequent interim period to the date hereof, Sunbelt did not consult Grant Thornton LLP regarding any of the matters or events set forth in Item 304 (a) (2) (i) and (ii) of Regulation S-K.

     (ii) The decision to engage Grant Thornton LLP was approved by Sunbelt's Board of Directors.

Item 7    Financial Statements and Exhibits


(c)       Exhibits

16.  The response letter of Price Waterhouse LLP



                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                  SUNBELT NURSERY GROUP, INC.



Dated: February 3, 1998           By: /s/ TIMOTHY R. DUOOS
       ----------------               ------------------------------------
                                      Timothy R. Duoos
                                      Chairman of the Board,
                                      President and Chief Executive Officer

                                       3
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                                 EXHIBIT INDEX

Exhibit
Number      Description
------      -----------

  16.       The response letter of Price Waterhouse LLP

                                       4